UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2016

Station Casinos LLC

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54193 (Commission File Number)	27-3312261 (IRS Employer Identification No.)

Red Rock Resorts, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37754 (Commission File Number)	47-5081182 (IRS Employer Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 495-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry Into a Material Definitive Agreement

Amendment to the Credit Agreement

On July 18, 2016, CV Propco, LLC, a subsidiary of Station Casinos LLC (the “Company”) and a Nevada limited liability company (“CV Propco”), entered into that certain First Loan Modification Agreement and Omnibus Amendment (the “Amendment”) with respect to the Amended and Restated Credit Agreement dated as of June 16, 2011 (the “Landco Credit Agreement”), by and among CV Propco, NP Tropicana LLC, NP Landco Holdco LLC, the Company, as guarantor,  and the lenders party thereto (the “Lenders”).  Pursuant to the Amendment, the Lenders agreed to release their lien on a parcel of land located on the northeast corner of Interstate 15 and Cactus Avenue in Las Vegas, Nevada (the “Cactus Assemblage”) upon a sale of the Cactus Assemblage that satisfies specified conditions.  One of the conditions to the release of the Cactus Assemblage is a maximum loan to value ratio of 50% following such release, which the Company may satisfy by delivering a guaranty in an amount up to $40 million.  In addition, if the Cactus Assemblage is sold on or before June 16, 2017: (i)  beginning on June 17, 2017 interest will accrue at a rate equal to the Reserve Adjusted LIBO Rate set forth in the Landco Credit Agreement plus 4.50% (as opposed to 5.50%) (ii) immediately upon closing of the sale, CV Propco will have the option of paying cash interest at a rate per annum of 3.00% with the remaining interest to be paid in kind, and (iii) CV Propco and NP Tropicana LLC will have the option, exercisable on or before June 17, 2017, to repurchase  the outstanding warrants to purchase 60% of the interests of CV Propco and NP Tropicana LLC that are currently held by the Lenders for $4 million or to cancel such warrants for no consideration if the loan is paid in full on or before June 17, 2017.

The foregoing summary of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Description
10.1

First Loan Modification Agreement and Omnibus Amendment dated as of July 18, 2016, by and among CV Propco, LLC, NP Tropicana LLC, NP Landco Holdco LLC, the lenders from time to time party thereto, Deutsche Bank AG Cayman Islands Branch, as administrative agent, and JPMorgan Chase Bank, as syndication agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July18, 2016

Station Casinos LLC		Red Rock Resorts, Inc.

By:	/s/ Marc J. Falcone	By:	/s/ Marc J. Falcone
Name:	Marc J. Falcone	Name:	Marc J. Falcone
Title:	Executive Vice President, Chief Financial Officer and Treasurer	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1

First Loan Modification Agreement and Omnibus Amendment dated as of July 18, 2016, by and among CV Propco, LLC, NP Tropicana LLC, NP Landco Holdco LLC, the lenders from time to time party thereto, Deutsche Bank AG Cayman Islands Branch, as administrative agent, and JPMorgan Chase Bank, as syndication agent.